                  [TICKETMASTER.COM LOGO] [CITYSEARCH.COM LOGO]

--------------------------------------------------------------------------------

For Immediate Release


                 TICKETMASTER ONLINE-CITYSEARCH, INC. ANNOUNCES
                   THIRD QUARTER REVENUE GAINS OF 108 PERCENT

                      EBITDA LOSS DECREASES TO $7.6 MILLION
                   $(0.11) CASH EPS BEATS CONSENSUS OF $(0.13)

Pasadena, CA - October 19, 2000 - Ticketmaster Online-Citysearch, Inc. (NASDAQ:
TMCS) today announced record financial results for the third quarter and for the nine months ended September 30, 2000. Revenues in the third quarter of 2000 increased 108 percent over the comparable year-ago period to $57.1 million, reflecting a 105 percent increase in online ticketing revenues, a 98 percent increase in city guide and related revenues and a 192 percent increase in sponsorship and advertising over the year-ago period.

The EBITDA (earnings before interest, taxes, depreciation, amortization, merger and other transaction costs, equity in loss of unconsolidated affiliates, other income/expense and non-cash advertising expense) loss in the third quarter of 2000 was $7.6 million, compared to an EBITDA loss of $12.5 million in the year ago quarter. Cash EPS (earnings per share excluding goodwill amortization, losses in unconsolidated affiliates and non-cash advertising expense) was $(0.11) per share compared with $(0.17) per share in the year ago quarter. First Call consensus for Cash EPS for the third quarter of 2000 was $(0.13).

FINANCIAL RESULTS
Ticketmaster Online-Citysearch reported the following:

                                              Three Months Ended                       Nine Months Ended
                                                 September 30,                           September 30,
                                  ---------------------------------------------------------------------------------
     $ IN THOUSANDS                     2000             1999         Change     2000         1999          Change
                                  ---------------------------------------------------------------------------------
     Revenues
       Ticketing Operations          $   34,065       $  16,634        105%   $ 102,745   $  43,812          135%
       City Guide & Related              17,743           8,977         98%      49,174      21,089          133%
       Sponsorship & Advertising          5,254           1,800        192%      13,064       4,009          226%
                                  ---------------------------------------------------------------------------------
     Total                           $   57,062       $  27,411        108%   $ 164,983   $  68,910          139%
                                  ------------------------------------------------------------------------------
     EBITDA*                         $   (7,556)      $ (12,500)        40%   $ (25,090)  $ (24,953)         (1)%
                                  ------------------------------------------------------------------------------

(*EBITDA - earnings before interest, taxes, depreciation, amortization, merger and other transaction costs, equity in loss of unconsolidated affiliates, other income/expense and non-cash advertising expense)

"Our results reflect our unique competitive positioning which includes ticketmaster.com's strong ticketing franchise, Citysearch's targeted local advertising and business services, and Match.com's leading subscription base. This has allowed us to grow revenue while achieving operating leverage as we drive toward profitability," said John Pleasants, president and chief executive officer of Ticketmaster Online-Citysearch. "We are very pleased with our strong revenue performance, not only in our historically slowest ticketing quarter, but in a quarter in which we revamped our city guide products sales force as part of the CS21 initiative announced last quarter."

AUDIENCE AND TRAFFIC HIGHLIGHTS
Total network traffic grew significantly during the quarter to an estimated 773 million page views, an increase of 108 percent from the year ago quarter. According to Media Metrix (Digital Media Universe), TMCS' combined reach among home and work users increased to 10 percent in August and unique users grew to
8.0 million in the August period, an increase of 90 percent from the year ago comparable period. In commerce, PC Data Online reported that ticketmaster.com was the #2 e-tailer among US home users in September 2000, for the 6th consecutive month.

TICKETING & TRANSACTIONS
Ticketing revenue was $34.1 million in the third quarter of 2000, an increase of 105 percent compared to the year ago quarter. Gross transaction value in the third quarter on ticketmaster.com was approximately $213.1 million. Ticketmaster.com sold more than 4.7 million tickets in the quarter, representing
25.2 percent of the total tickets sold by Ticketmaster Corporation within the United States, United Kingdom and Canada. The average convenience and handling charge on ticketmaster.com in the third quarter of 2000 was $6.72 per ticket.

Reflecting the typical third quarter seasonality in event ticketing, the leading ten events generated approximately 1.1 million in Internet ticket sales, compared to 1.6 million for the leading events in the second quarter. For these events, however, the online percentage increased from 32.5 percent to 33.2 percent. "We are very optimistic about continued growth in the online percentage over the balance of the year and into 2001," said Pleasants. The Company expects to sell in excess of 30 percent of Ticketmaster Corporation's tickets for the full year 2001.

During the third quarter, the Company announced that it and Ticketmaster Corporation have entered into a multi-year licensing agreement with Corporacion Interamericana de Entretenimiento (CIE) that furthers expansion into Central and South America. It also entered into an arrangement to extend its current ticketing arrangement with Yahoo! which provides for broad distribution on its related properties.

TicketWeb and 2b Technology, the Company's ticketing subsidiaries which serve smaller and cultural venues, in the third quarter of 2000 added more than 150 new clients and sold 362,000 tickets, with an average convenience charge of more than $3.00. During the quarter, these companies continued to broaden their client base, adding universities such as the University of Southern California and the University of Kentucky Athletics; museums such as the Dallas Museum of Art and the National Gallery of Canada; and attractions such as the Phoenix Zoo and the Cape Anne Whale Watch.

"We are pleased with our continued penetration into the small and medium size venue market as it represents a large, under-served segment of the ticketing market. There are a number of interesting new segments in this market which we are actively pursuing for which TicketWeb and 2b Technology are particularly well positioned," said Tom Stockham, president, ticketmaster.com.

CITY GUIDE & RELATED
City Guide and Related revenue increased 98 percent to $17.7 million in the third quarter of 2000 from $9.0 million in the comparable year-ago period. City guide traffic increased 141 percent since the third quarter last year, and in the markets open for at least a year, traffic increased 47 percent over the comparable year-ago period. According to a recent Nielsen //Net Ratings report, the top 35 web-using Internet cites in the US now average more than 50 percent penetration of the adult population; Citysearch's network of local city guides covers 34 of these top 35 markets.

"CS21, our initiative to leverage our city guide's national footprint, is off to a great start. The re-launch of city guides with expanded content, our new technologies and functionality and the addition of new customer products and sales efforts are proceeding extremely well and on target," said Steven Trepp, president of Citysearch. "In September we launched our Los Angeles city guide which gives us a presence in one of the largest Internet user communities in the country. Our Los Angeles city guide also serves as the prototype for the upgrade of all of our sites which is scheduled to be completed by January 2001."

The Company continued to build partnerships that increase distribution and brand recognition for its Citysearch property, having recently announced agreements with Yahoo! and Ask Jeeves and a content and distribution agreement with weather.com.

With the CS21 initiative, the Company increased its focus on advertising sales opportunities in its vertical properties such as employment and real estate. The Company currently has approximately one-third of its local sales people focused on these verticals and is poised to launch sales into the automotive vertical over the next 90 days. Sales productivity rates in the existing vertical categories continue to exceed the Company's overall sales rates by approximately 50 percent. "It is this experience that gives us confidence that we will be able to grow revenue off of a lower cost base," said Trepp.

During the quarter, the Company conducted its nationwide "Citysearch the Best of Your City" promotion in 33 cities which allowed users to vote for their favorite institutions in 50 categories ranging from hamburgers to museums. The popular promotion generated two million votes and 10 million page views as users logged on to share their opinion. Currently, the results are being rolled up into a National "Citysearch the Best of Your City" which will be marketed nationally. Given the popularity and success of this program, it will become an annual event and marks the beginning of additional nationwide promotional efforts to be launched by Citysearch.

In the third quarter of 2000, the Company's personals operations continued to demonstrate strong growth. During the quarter, the Company re-launched Match.com, offering enhanced functionality and a new technology platform as the first step in the overall integration of its personals sites. Media Metrix reported that TMCS' combined personals sites had an average of 1.5 million unique users each month in the second quarter of 2000 (most current data available), an increase of 63 percent from the same period of 1999. The combined personals sites have had nearly nine million registrants and have more than 164,000 affiliate sites that drive traffic to them.

Match.com has expanded its distribution through new integration partnerships with MSN's Love and Relationship channel, About.com, iVillage and IWon.com. In addition, integration efforts between Citysearch and Match have resulted in Citysearch becoming one of Match's top 25 affiliates.

"We continue to build our base of users through ongoing site development and integration, extensive marketing and word of mouth. We have also capitalized on offline marketing opportunities such as the `mixers' for singles we held throughout the country, resulting in sold out events and participation by more than 4,000 people helping to reinforce the Match.com brand," said Cynthia Hennessy, president, Match.com.

SPONSORSHIPS AND ADVERTISING
In the third quarter, revenue in the Sponsorships and Advertising category increased 192 percent to $5.3 million from $1.8 million in the third quarter a year ago. Revenues from advertising sold to Internet companies equaled approximately six percent of TMCS consolidated revenue in the third quarter, of which only two percent was to stand-alone Internet companies.

"We are particularly pleased that some of the nation's leading brands are recognizing the value of our national platform of local city guides. Sequential Sponsorship and Advertising revenues were up 22 percent as we set up new advertising accounts with premier mainstream companies such as Procter and Gamble, Crate & Barrel, Best Buy, America West Airlines, AT&T Wireless and Western Union," said Pleasants.

WIRELESS SERVICES
With the recent addition of Sprint, Nextel, VoiceStream and MSN Mobile, the Company provides content and ticketing services to carriers that represent approximately 62 percent of the mobile market. Although penetration of these new devices is still nascent, TMCS's services have already been averaging more than 700,000 page views per month. In addition, the Company continues to expand its wireless content offering. For instance, its original content on more than 25,000 restaurants and bars across the country will soon be available on wireless devices.

TMCS ADVERTISING ON USA NETWORKS
Reflecting the commitment of TMCS and USA Networks, Inc. (Nasdaq: USAI) to work together on promotions and advertising, during the third quarter of 2000, the USA Network ran Citysearch television commercials on its programs such as the US Open, La Femme Nikita and the USA and Sci-Fi Weekend Movies as well as Star Trek Voyager. USAi contributed the advertising, but the Company did record a non cash-charge of approximately $1.5 million based on value received. The Company intends to continue to leverage its relationship with USA Networks to help build the brands of its properties.

OUTLOOK

THE COMPANY'S OUTLOOK STATEMENTS BELOW AND OTHER STATEMENTS MADE REGARDING THE COMPANY'S EXPECTATIONS CONTAIN FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S EXPECTATIONS AS OF THE DATE OF THIS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE STATEMENTS. THESE STATEMENTS DO NOT INCLUDE THE POTENTIAL IMPACT OF ANY MERGERS, ACQUISITIONS OR OTHER BUSINESS COMBINATIONS THAT MAY BE COMPLETED AFTER SEPTEMBER 30, 2000.

The Company is comfortable with the consensus analyst estimates of the Company's total revenues, EBITDA (earnings before interest, taxes, depreciation, amortization, merger and other transaction costs and non-cash advertising expense), and Cash EPS (earnings per share excluding goodwill, losses in unconsolidated affiliates and non-cash advertising expense) for the fourth quarter of 2000 and for the full year 2001. The consensus estimates are averages derived from the published reports by analysts covered by First Call . The estimates contained in analysts reports are based on information and a variety of assumptions and estimates that have been developed by the individual analysts or their firms. The Company does not endorse or concur with the information, analysis or conclusion of any individual analyst, whether included in the consensus numbers or otherwise.

The consensus revenue estimate for the fourth quarter and full year 2001 are $59.5 million and $287.0 million, respectively. The Company believes that approximately two-thirds of such revenues will be generated from ticketing operations and approximately one third from other operations. The consensus EBITDA estimate for the fourth quarter of 2000 and full year 2001 are $(8.6) million and $(9.3) million, respectively. The Company believes that such EBITDA results will reflect roughly consistent gross margins for ticketing operations with improving margins for other operations. The consensus cash EPS estimate for the fourth quarter of 2000 and full year 2001 are $(0.12) and $(0.21), respectively. The Company believes that total revenue growth in the 2002 year will be consistent with revenue growth in 2001 and that the Company will be profitable on an EBITDA basis (as defined above) for the full year 2002.

Because they depend on third party activities and can vary widely, the Company is not projecting the Company's future amounts of non-cash advertising expenses or losses in unconsolidated subsidiaries. The Company intends to continue to expense these costs as they occur. The Company currently believes that goodwill and amortization expenses in future periods will be consistent with such expenses in the third quarter of 2000.

ABOUT TICKETMASTER ONLINE-CITYSEARCH
Ticketmaster Online-Citysearch (NASDAQ: TMCS) is the leading local network enabling people to get the most out of their city. Operating in cities worldwide, TMCS helps people find and plan what they want to do, and then take action, with local transactions functionality such as buying event tickets, making reservations, or meeting the right people to do things with - anytime, anywhere, on multiple devices. This integrated family of sites includes TICKETMASTER.COM, the world's number one online ticketing company; CITYSEARCH.COM, the leading local network; and MATCH.COM, the premier online matchmaking service. Located in Pasadena, California, TMCS is majority owned by USA Networks, Inc. (NASDAQ: USAI) .

CONFERENCE CALL

The Company will host a conference call to discuss its third quarter results which is open to all parties. The call will be held on Thursday, October 19, 2000, at 4:30 p.m. Eastern Time. Those parties in the United States and Canada interested in participating in the telephone conference should call toll free 1-800-857-4151 and use pass code CITYSEARCH or listen on the Web at WWW.ABOUTTMCS.COM. Other international parties should call 1-415-228-4834 and use pass code CITYSEARCH. The call is scheduled to begin promptly at its appointed time, and all interested parties should be on the line by then. In order to ensure participation, please dial in 15 minutes prior to the scheduled time.

Replays of the conference call will begin approximately one hour after its completion and will run until 5:00 p.m. Eastern Time on October 26, 2000. To hear the replay, parties in the United States and Canada should call toll free 1-888-568-0042. International parties should call 1-402-530-7751. An online replay of the conference call will be available at WWW.ABOUTTMCS.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains forward-looking statements about Ticketmaster Online-Citysearch, Inc. (the "Company"), including statements concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. These forward looking statements are based on the Company's expectations as of the date of this release and the Company undertakes no obligation to update these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: the Company's lack of profitability and anticipation of continued losses; the Company's dependence on its relationship with Ticketmaster Corporation; control of the Company by USA Networks, Inc.; the potential for conflicts of interest between the Company and USA Networks, Inc.; possible future sales of the Company's securities by USA Networks, Inc.; the Company's future capital needs and the uncertainty of additional financing; the unpredictability and potential fluctuations in future revenues and operating results; the fact that the Company competes in new and emerging markets; the Company's turnover rate; the Company's dependence on the continued growth of online commerce; possible shortages of trained sales and other key personnel; our need tocontinue to promote our brands; risks associated with our fixed price contracts; risks associated with competition, introducing new services or rapid growth and our need to continue to produce compelling content; international operational risks; our reliance on third party technology; network security risks; intellectual property infringement risks; risks associated with changing legal requirements on our operations, including privacy concerns; litigation risks, including our involvement in antitrust proceedings affecting Ticketmaster Corporation; the dilutive effect of future acquisitions; and the Company's dependence on establishing and maintaining strategic relationships with local media companies. Investors are encouraged to read the risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Ticketmaster Online-Citysearch is the owner or licensee of its name and logo trademarks and service marks. All other trademarks and trade names are the property of their respective owners.


                                    #   #   #


FOR MORE INFORMATION:
MEDIA:
Eric Jaffe, Ticketmaster Online-Citysearch, +1-626-660-3572;
ejaffe@citysearch.com

INVESTORS:
Mary McAboy, Ticketmaster Online-Citysearch, +1-626-660-2858;
mmcaboy@citysearch.com

Ticketmaster Online-Citysearch's corporate headquarters is located at 790 East Colorado Boulevard - Suite 200, Pasadena, California, 91101;
+1-626-405-0050; fax +1-626-405-9929; info@citysearch.com.

                      Ticketmaster Online-Citysearch, Inc.
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                            Actual          Actual           Actual           Actual
                                                        -------------    -------------    -------------    -------------
                                                         3 Mos. Ended    3 Mos. Ended     9 Mos. Ended     9 Mos. Ended
                                                           9/30/00          9/30/99          9/30/00          9/30/99
                                                         (unaudited)      (unaudited)      (unaudited)      (unaudited)
                                                        -------------    -------------    -------------    -------------
Revenues
    Ticketing operations                                 $    34,065     $      16,634     $    102,745     $     43,812
    City guide and related                                    17,743             8,977           49,174           21,089
    Sponsorship and advertising                                5,254             1,800           13,064            4,009
                                                        -------------    --------------   --------------   --------------
       Total revenues                                         57,062            27,411          164,983           68,910
                                                        -------------    --------------   --------------   --------------

Operating costs and expenses
    Ticketing operations                                      26,030            12,305           77,568           32,612
    City guide and related                                    12,886             8,582           39,015           19,052
    Sales and marketing                                       21,056            13,990           57,007           29,569
    Research and development                                   1,374             2,051            4,641            5,589
    General and administrative                                 7,048             4,087           19,808            9,994
    Amortization of goodwill and other intangibles            36,994            18,606          107,265           44,294
    Merger and other transaction costs                             -               514                -            3,285
                                                        -------------    --------------   --------------   --------------
       Total costs and expenses                              105,388            60,135          305,304          144,395
                                                        -------------    --------------   --------------   --------------

Loss from operations                                        (48,326)          (32,724)        (140,321)         (75,485)
Interest income, net                                             556               986            2,346            3,223
Equity in loss of unconsolidated affiliates                  (1,194)                 -          (3,774)                -
Other income / expense                                          (11)                 -            (289)                -
                                                        -------------    --------------   --------------   --------------
Loss before income taxes                                    (48,975)          (31,738)        (142,038)         (72,262)
Income tax provision                                             168                49            1,033              182
                                                        -------------    --------------   --------------   --------------
Net loss                                                $   (49,143)     $    (31,787)    $   (143,071)    $    (72,444)
                                                        =============    ==============   ==============   ==============
Basic and diluted net loss
    per share                                           $     (0.55)     $      (0.41)    $      (1.65)     $     (0.99)
                                                        =============    ==============   ==============   ==============
Shares used to compute basic and
    diluted net loss per share                                88,548            76,908           86,909           73,537
                                                        =============    ==============   ==============   ==============

Supplemental Financial Information (a)

EBITDA (b)                                              $    (7,556)     $    (13,014)    $    (25,090)    $    (28,238)
                                                        =============    ==============   ==============   ==============

EBITDA before merger and other transaction costs (c)    $    (7,556)     $    (12,500)    $    (25,090)    $    (24,953)
                                                        =============    ==============   ==============   ==============

Basic and diluted net loss per share,
    excluding amortization of goodwill, equity in loss
    of unconsolidated affiliates and non-cash
    advertising expense                                 $     (0.11)     $      (0.17)    $      (0.35)     $     (0.38)
                                                        =============    ==============   ==============    =============

Notes:
    a) The accompanying supplemental financial information is presented for informational purposes only and should not be considered as a substitute for the historical and pro forma financial information presented in accordance with GAAP.

    b) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, advertising contributed by USA Networks, Inc. for which no consideration was paid by TMCS, equity in loss of unconsolidated affiliates and other income/expense.

    c) EBITDA before merger and other transaction costs excludes non-recurring charges associated with certain transactions which were not completed.

                      Ticketmaster Online-Citysearch, Inc.
                      Condensed Consolidated Balance Sheet
                                 (in thousands)

                                                                September 30,          December 31,
                                                                    2000                  1999
                                                             -----------------      -----------------
                                                                 (unaudited)
ASSETS
Current assets
     Cash and cash equivalents                               $          30,297      $          61,455
     Marketable securities available for sale                           17,583                 26,299
     Accounts receivable, net                                           10,396                  6,546
     Other current assets                                                5,225                  3,826
                                                             ------------------     ------------------
         Total current assets                                           63,501                 98,126
     Property and equipment, net                                        23,788                 16,831
     Investments                                                        20,028                 23,085
     Goodwill and other intangible assets, net                         613,607                662,921
     Other long term assets                                              3,833                  3,706
                                                             ------------------     ------------------
         Total assets                                        $         724,757      $         804,669
                                                             ==================     ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                         $          2,822       $          4,537
     Accrued expenses                                                   14,279                  9,100
     Other current liabilities                                          10,157                  6,936
                                                             ------------------     ------------------
         Total current liabilities                                      27,258                 20,573
Other liabilities                                                        1,146                  1,503
                                                             ------------------     ------------------
         Total liabilities                                              28,404                 22,076
                                                             ------------------     ------------------

Stockholders' equity
     Common stock & additional paid in capital                         976,958                920,198
     Accumulated deficit                                             (280,481)              (137,413)
     Accumulated other comprehensive loss                                (124)                  (192)
                                                             ------------------     ------------------
         Total stockholders' equity                                    696,353                782,593
                                                             ------------------     ------------------
         Total liabilities and stockholders' equity          $         724,757      $         804,669
                                                             ==================     ==================